UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 15, 2016 (December 10, 2016)
____________________
ENTERPRISE BANCORP, INC.
(exact name of registrant as specified in charter)

Massachusetts	001-33912	04-3308902
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

222 Merrimack Street
Lowell, Massachusetts	01852
(address of principal executive offices)	(Zip Code)

(978) 459-9000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(a)    On December 10, 2016, Mr. Eric W. Hanson, a director of Enterprise Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Enterprise Bank & Trust Company (the “Bank”) since 1991, notified the Company of his decision to retire from the Board of Directors of each of the Company and the Bank effective as of the Company’s Annual Shareholders Meeting to be held in May, 2017. Mr. Hanson is a member of the class of directors whose term expires at the 2019 annual shareholder meeting. Mr. Hanson currently holds the position of Assistant Secretary of the Company and is a member of the Corporate Governance/Nominating Committee, Compensation Committee and Loan Committee. During his tenure, Mr. Hanson has previously served as the chair of the Loan Committee as well as being a member of other committees.

George L. Duncan, Chairman of the Board commented “Mr. Hanson has been a member of the Board since early in the Bank’s existence and he has been a significant contributor to the Bank’s success. His judgement and knowledge will be missed by the Bank and we are very grateful and thankful for his many contributions over the years.”

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: December 15, 2016	By:	/s/ James A. Marcotte
James A. Marcotte
Executive Vice President, Treasurer and Chief Financial Officer